                                                                   Exhibit 10.5

                   ------------------------------------------

                              INVESTMENT AGREEMENT

                            dated as of June 22, 2000

                                 by and between

                          AVENTIS PHARMACEUTICALS INC.

                             a Delaware corporation

                                       and

                        MILLENNIUM PHARMACEUTICALS, INC.,

                             a Delaware corporation

                   ------------------------------------------

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                                TABLE OF CONTENTS

ARTICLE I PURCHASE AND SALE OF SHARES..........................................1
   Section 1.1  Purchase and Sale..............................................1
   Section 1.2  Closing Dates..................................................2
   Section 1.3  Transactions at Each Closing...................................2

ARTICLE II REPRESENTATIONS AND WARRANTIES......................................3
   Section 2.1  Representations and Warranties of the Company..................3
   Section 2.2  Representations and Warranties of Purchaser...................11

ARTICLE III EQUITY PURCHASES FROM THE COMPANY.................................12
   Section 3.1  Subscription Rights...........................................12
   Section 3.2  Issuance and Delivery of New Securities and Voting Stock......13
   Section 3.3  Termination of Article III....................................13

ARTICLE IV LIMITATIONS ON PURCHASES OF ADDITIONAL EQUITY SECURITIES...........13
   Section 4.1  Purchases of Equity Securities................................13

ARTICLE V TRANSFER OF COMMON STOCK............................................16
   Section 5.1  Limitations on Transfer.......................................16

ARTICLE VI COVENANTS AND ADDITIONAL AGREEMENTS................................17
   Section 6.1  Ordinary Course...............................................17
   Section 6.2  Access and Information........................................17
   Section 6.3  Further Actions...............................................18
   Section 6.4  Further Assurances............................................18
   Section 6.5  Rights to Information about Board and the Company.............19

ARTICLE VII CONDITIONS PRECEDENT..............................................19
   Section 7.1  Each Party's Obligations......................................19
   Section 7.2  Conditions to the Obligations of the Company..................20
   Section 7.3  Conditions to the Obligations of Purchaser....................20

ARTICLE VIII TERMINATION......................................................21
   Section 8.1  Termination...................................................21
   Section 8.2  Effect of Termination.........................................22

ARTICLE IX INDEMNIFICATION....................................................23
   Section 9.1  Indemnification of Purchaser..................................23
   Section 9.2  Indemnification Procedures....................................23
   Section 9.3  Survival of Representations and Warranties....................24

ARTICLE X INTERPRETATION; DEFINITIONS.........................................24
   Section 10.1  Interpretation...............................................24
   Section 10.2  Definitions..................................................24

ARTICLE XI MISCELLANEOUS......................................................29
   Section 11.1  Governing Law................................................29
   Section 11.2  Assignment...................................................29
   Section 11.3  Amendments...................................................29

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   Section 11.4  Notices......................................................30
   Section 11.5  Public Announcements.........................................31
   Section 11.6  No Strict Construction.......................................31
   Section 11.7  Headings.....................................................31
   Section 11.8  No Implied Waivers; Rights Cumulative........................31
   Section 11.9  Severability.................................................31
   Section 11.10  Execution in Counterparts...................................31
   Section 11.11  No Third Party Beneficiaries................................31
   Section 11.12  Specific Enforcement........................................31
   Section 11.13  Cooperation.................................................32
   Section 11.14  Expenses and Remedies.......................................32
   Section 11.15  Transfer of Shares..........................................32


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


                                                                  Exhibit 10.5


                              INVESTMENT AGREEMENT

        THIS INVESTMENT AGREEMENT (the "Agreement") is made as of June 22, 2000 by and between MILLENNIUM PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and AVENTIS PHARMACEUTICALS INC., a Delaware corporation ("Purchaser").

        WHEREAS, the Company and Purchaser are parties to the following agreements, each executed as of the date set forth above: Collaboration Agreement, Technology Transfer Agreement and Technology Development Agreement (as such terms are defined below) (collectively, the "Transaction Agreements");

        WHEREAS, in connection with the execution of the Collaboration Agreement, Purchaser wishes to purchase from the Company, and the Company wishes to sell to Purchaser, shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), on the terms and subject to the conditions set forth herein;

        WHEREAS, in connection with such sale and purchase of shares of Common Stock, the Company and Purchaser wish to enter into a registration rights agreement (the "Registration Rights Agreement"), substantially in the form attached hereto as Exhibit A.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the Company and Purchaser agree as follows:

                                   ARTICLE I

                           PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale.

        (a) Subject to the terms and conditions of this Agreement, at the First Closing (as defined below) the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company 1,258,178 shares of the Company's Common Stock (the "First Closing Shares"), at a purchase price of $ 119.22 per share for an aggregate purchase price of One Hundred Fifty Million Dollars ($150,000,000) (the "First Closing Purchase Price").

        (b) Subject to the terms and conditions of this Agreement, at the Second Closing (as defined below) the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, for an aggregate purchase price of Fifty Million Dollars ($50,000,000) (the
"Second Closing Purchase Price"), shares of the Company's Common Stock
(the "Second Closing Shares"), at a purchase price per share equal to 115% of the average daily closing price of a share of the Company's
Common Stock over the 30 calendar day period ending on December 29, 2000; except (i) if the closing price of a share of the Company's Common Stock over the three trading day period ending on December 29, 2000 is higher than 115% of such 30 calendar day average price, then the purchase price shall be the lesser of such three trading day average closing price and 120% of such 30 calendar day average price; or (ii) if the average closing price of a share of the Company's Common Stock over the three trading day period ending on December 29, 2000 is 85% of such 30 calendar day average price or lower, then the purchase price shall be 110% of such 30 calendar day average price.

        (c) Subject to the terms and conditions of this Agreement, at the Third Closing (as defined below) the Company agrees to issue and sell to Purchaser and Purchaser agrees to purchase from the Company, for an aggregate purchase price of Fifty Million Dollars ($50,000,000) (the "Third Closing Purchase Price"), shares of the Company's Common Stock (the "Third Closing Shares"), at a purchase price per share equal to 115% of the average daily closing price of a share of the Company's Common Stock over the 30 calendar day period ending on June 27, 2001; except (i) if the closing price of a share of the Company's Common Stock over the three trading day period ending on June 27, 2001 is higher than 115% of such 30 calendar day average price, then the purchase price shall be the lesser of such three trading day average closing price and 120% of such 30 calendar day average price; or (ii) if the average closing price of a share of the Company's Common Stock over the three trading day period ending on June 27, 2001 is 85% of such 30 calendar day average price or lower, then the purchase price shall be 110% of such 30 calendar day average price.

Section 1.2 CLOSING DATES.

        (a) The closing of the purchase and sale of the First Closing Shares hereunder (the "First Closing") shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on the third Business Day following the first date on which all the conditions to Closing set forth in Article VII have been satisfied or waived, or at such other place, time and date as the Company and Purchaser shall agree, but in no event earlier than July 6, 2000. The Company shall give Purchaser three (3) Business Days prior notice of the date the First Closing is scheduled to occur. The date of the First Closing is hereinafter referred to as the "First Closing Date."

        (b) The closing of the purchase and sale of the Second Closing Shares hereunder (the "Second Closing") shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on Thursday, January 4, 2001, or at such other place, time and date as the Company and Purchaser shall agree. The date of the Second Closing is hereinafter referred to as the "Second Closing Date."

        (c) The closing of the purchase and sale of the Third Closing Shares hereunder (the "Third Closing") shall be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, at 10:00 a.m., Boston time, on Monday, July 2, 2001, or at such other place, time and date as the Company and Purchaser shall agree. The date of the Third Closing is hereinafter referred to as the "Third Closing Date." Each of the First Closing, Second Closing and Third Closing may sometimes be referred to herein generally as a "Closing."

     Section 1.3 TRANSACTIONS AT EACH CLOSING.

        (a) At the First Closing, subject to the terms and conditions of this Agreement, (i) the Company shall issue and sell to Purchaser and Purchaser shall purchase the First Closing Shares; (ii) the Company shall deliver to Purchaser a certificate representing the First Closing Shares, registered in the name of Purchaser against payment of the First Closing

Purchase Price by wire transfer of immediately available funds to an account or accounts previously designated by the Company no less than five (5) Business Days prior to the First Closing Date; and (iii) the Company and Purchaser shall enter into the Registration Rights Agreement.

        (b) At the Second Closing, subject to the terms and conditions of this Agreement, (i) the Company shall issue and sell to Purchaser and Purchaser shall purchase the Second Closing Shares; and (ii) the Company shall deliver to Purchaser a certificate representing the Second Closing Shares, registered in the name of Purchaser against payment of the Second Closing Purchase Price by wire transfer of immediately available funds to an account or accounts previously designated by the Company no less than five (5) Business Days prior to the Second Closing Date.

        (c) At the Third Closing, subject to the terms and conditions of this Agreement, (i) the Company shall issue and sell to Purchaser and Purchaser shall purchase the Third Closing Shares; and (ii) the Company shall deliver to Purchaser a certificate representing the Third Closing Shares, registered in the name of Purchaser against payment of the Third Closing Purchase Price by wire transfer of immediately available funds to an account or accounts previously designated by the Company no less than five (5) Business Days prior to the Third Closing Date.

                               ARTICLE II

                      REPRESENTATIONS AND WARRANTIES

     Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser as follows:

        (a) CORPORATE ORGANIZATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary is duly organized and validly existing and, if applicable, is in good standing, under the laws of the jurisdiction of its incorporation or organization. Each of the Company and its Subsidiaries is duly qualified or licensed and, if applicable, is in good standing as a foreign corporation, in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it require such qualification or licensing, except for any such failure so to qualify or be in good standing which, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Each of the Subsidiaries has the requisite power and authority to carry on its business as it is now being conducted. The Company has heretofore made available to Purchaser complete and correct copies of the Certificate of Incorporation of the Company (the "Company Charter") and the By-laws of the Company (the "Company By-Laws") and the certificate of incorporation and by-laws, or the comparable organizational documents, of each of its Subsidiaries, each as amended to date and currently in full force and effect.

        (b) CORPORATE AUTHORITY. The Company has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Company, the issuance and sale by the Company of the Shares and the performance by the Company of the other transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the Registration Rights Agreement or for the Company to consummate the transactions so contemplated herein and therein. This Agreement is, and the Registration Rights Agreement, when executed or delivered will be, valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, assuming that this Agreement and the Registration Rights Agreement are valid and binding agreements of Purchaser, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

        (C) NO VIOLATIONS; CONSENTS AND APPROVALS.

           (i) Neither the execution, delivery or performance by the Company of this Agreement or the Registration Rights Agreement or the consummation by the Company of the transactions contemplated hereby or thereby (A) will result in a violation or breach of the Company Charter or the Company By-Laws or the charter or by-laws of any of the Company's Subsidiaries or (B) will result in a violation or breach of (or give rise to any right of termination, revocation, cancellation or acceleration under or increased payments under), or constitute a default (with or without due notice or lapse of time or both) under, or result in the creation of any lien, mortgage, charge, encumbrance or security interest of any kind (a "Lien") upon any of the properties or assets of the Company or any of its Subsidiaries under, (1) any of the terms, conditions or provisions of any note, bond, mortgage, indenture, contract, agreement, obligation, instrument, offer, commitment, understanding or other arrangement (each a "Contract") or of any license, waiver, exemption, order, franchise, permit or concession (each a "Permit") to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound, or (2) subject to the governmental filings and other matters referred to in clause (ii) below, any judgment, order, decree, statute, law, regulation or rule applicable to the Company or any of its Subsidiaries, except in the case of clause (B), for violations, breaches, defaults, rights of cancellation, termination, revocation or acceleration or Liens that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

           (ii) Except for filings as may be required under, and other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), no consent, approval, order or authorization of, or registration, declaration or filing with, any government or any court, administrative agency or commission or other governmental authority or agency, federal, state, local or foreign (a "Governmental Entity"), is required with respect to the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby (except where the failure to obtain such consents, approvals, orders or authorizations, or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole).

        (d) CAPITAL STOCK. The authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which an aggregate of 93,427,878 shares of Common Stock were issued and outstanding as of the close of business on June 16, 2000, and (ii) 5,000,000 shares of preferred stock, $.001 par value per share, of which none were issued and outstanding as of the close of business on June 16, 2000. As of the close of business on June 16, 2000, there were outstanding under the Company's stock option and incentive plans (collectively, the "Company Stock Plans"), options to acquire an aggregate of 16,202,414 shares of Common Stock (subject to adjustment on the terms set forth therein). All of the outstanding shares of Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on
Schedule 2.1(d), there are no preemptive or similar rights on the part of any holders of any class of securities of the Company or of any of its Subsidiaries. Except for the Common Stock or as set forth on Schedule 2.1(d), the Company has outstanding no bonds, debentures, notes or other obligations or securities the holders of which have the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. Except as set forth above or on Schedule 2.1(d), as of the date of this Agreement, there are no securities convertible into or exchangeable for, or options, warrants, calls, subscriptions, rights, contracts, commitments, arrangements or understandings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries contingently or otherwise to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or of any of its Subsidiaries. Except as set forth on
Schedule 2.1(d), there are no outstanding agreements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.

        (e) SUBSIDIARIES.

           (i) Schedule 2.1(e) contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of each of the Company's Subsidiaries. Except as set forth on Schedule 2.1(e), the Company has no equity interests with a value of $100,000 or more in any Person other than its Subsidiaries, and there are no commitments on the part of the Company or any Subsidiary to contribute additional capital in respect of any equity interest in any Person. Each of the outstanding shares of capital stock of each of the Subsidiaries has been duly authorized and validly issued, and is fully paid and nonassessable. Except as set forth on Schedule 2.1(e), all of the outstanding shares of capital stock of each Subsidiary are owned, either directly or indirectly, by the Company free and clear of all Liens.

           (ii) Schedule 2.1(e)(ii) contains a complete and correct list of all Subsidiaries of the Company.

        (f) SEC FILINGS. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under the Securities Act and the Exchange Act since May 1996 (the "Company SEC Documents"). As of its filing date, each Company SEC Document filed, as amended or supplemented, if applicable, (i) complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations thereunder and (ii) did not, at the time it was filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

        (g) ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof, or as otherwise contemplated or permitted by this Agreement, and except for any items referred to in Schedule 2.1(g), since March 31, 2000, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practice and there has not been any event, change or development which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, other than any state of facts, event, change or effect attributable to changes in general economic or market conditions affecting the biotechnology and pharmaceutical industries.

        (h) COMPLIANCE WITH APPLICABLE LAW. Except as disclosed in the Company SEC Documents, each of the Company and its Subsidiaries is in compliance with all statutes, laws, regulations, rules, judgments, orders and decrees of all Governmental Entities applicable to it that relate to its respective business, and neither the Company nor any of its Subsidiaries has received any notice alleging noncompliance except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. This
Section 2.1(h) does not relate to employee benefits matters (for which Section 2.1(l) is applicable, environmental matters, (for which Section 2.1(m) is applicable) or tax matters (for which Section 2.1(k) is applicable). Each of the Company and its Subsidiaries has all Permits that are required in order to permit it to carry on its business as it is presently conducted, except where the failure to have such Permits or rights would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All such Permits are in full force and effect and the Company and its Subsidiaries are in compliance with the terms of such Permits, except where the failure to be in full force and effect or in compliance would not individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        (i) LITIGATION. Except as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof or referred to in Schedule 2.1(i), there are no civil, criminal or administrative actions, suits, or proceedings pending or, to the Knowledge of the Company, threatened, against the Company or any of its Subsidiaries that, individually or in the aggregate, are likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Except as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof, there are no outstanding judgments, orders, decrees, or injunctions of any Governmental Entity against the Company or any of its Subsidiaries that, insofar as can reasonably be foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        (j) CONTRACTS.

           (i) The Company has filed as exhibits to the Company SEC Documents all material agreements required to be filed under the rules and regulations of the SEC (the "Material Contracts").

           (ii) All Material Contracts are legal, valid, binding, in full force and effect and enforceable against each party thereto, except to the extent that any failure to be enforceable, individually or in the aggregate, would not reasonably be expected to have or result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, provided that no representation is made as to the enforceability of any non-competition provision in any employment agreement. There does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of any of the Company or its Subsidiaries or, to the Knowledge of the Company or any of its Subsidiaries, any other Person, other than such violations, breaches or events of default as would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. The enforceability of all Material Contracts will not be adversely affected in any manner by the execution, delivery or performance of this Agreement or the Registration Rights Agreement or the consummation of the transactions contemplated hereby or thereby, and no Material Contract contains any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of such transactions. Except as set forth on Schedule 2.1(j), neither the Company nor the Subsidiaries are a party to any contract prohibiting or materially restricting the ability of the Company or any of its Subsidiaries to conduct its business, to engage in any business or operate in any geographical area or compete with any person.

        (k) TAXES.

           (i) Except as set forth on Schedule 2.1(k), (A) all Tax Returns required to be filed by or on behalf of each of the Company and its Subsidiaries have been filed except to the extent that a failure to file, individually or in the aggregate, would not have a Material Adverse
Effect on the Company and its Subsidiaries, taken as a whole; (B) all such filed Tax Returns are complete and accurate in all respects, other than any incompleteness or any inaccuracy that would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and all Taxes shown to be due on such Tax Returns have been paid; (C) no written claim (other than a claim that has been finally settled) has been made by a taxing authority that any of the Company or its Subsidiaries is subject to an obligation to file Tax Returns or to pay or collect Taxes imposed by any jurisdiction in which either the Company or its Subsidiaries does not file Tax Returns or pay or collect Taxes, other than any such claim that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or for which adequate reserves have been provided on the balance sheets contained in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof; (D) there is no deficiency with respect to any Taxes which would, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, other than any such deficiency for which adequate reserves have been provided on the balance sheet contained in the financial statements in the SEC Company

Documents filed with the SEC and publicly available prior to the date hereof; and (E) all material assessments for Taxes due with respect to completed and settled examinations or concluded litigation have been paid which, individually or in the aggregate, exceed $100,000. As used in this Agreement, "Taxes" shall include all federal, state, local and foreign income, franchise, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including interest and penalties, and additions thereto; and "Tax Returns" shall mean all federal state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes.

           (ii) Except as set forth on Schedule 2.1(k), each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld in connection with its business and assets, and such withheld Taxes have been either duly and timely paid to the proper governmental authorities or properly set aside in accounts for such purpose, except to the extent that any failure to do so would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

           (iii) Except as set forth on Schedule 2.1(k), (A) all taxable periods of each of the Company and its Subsidiaries ending before December 31, 1995 are closed or no longer subject to audit; (B) none of the Company or any of its Subsidiaries is currently under any audit by any taxing authority as to which such taxing authority has asserted in writing any claim which, if adversely determined, could have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and
(C) no waiver of the statute of limitations is in effect with respect to any taxable year of the Company or any of its Subsidiaries.

           (iv) Except as set forth on Schedule 2.1(k), (A) none of the Company or its Subsidiaries is a party to or bound by or has any obligation under any Tax allocation, sharing, indemnification or similar agreement or arrangement with any Person which might result in a Material Adverse Effect to the Company or Subsidiary which entered into such agreement or arrangement; and (B) none of the Company or its Subsidiaries is or has been at any time a member of any group of companies filing a consolidated, combined or unitary income tax return other than any such group the common parent of which is the Company.

        (l) EMPLOYEE BENEFIT PLANS AND RELATED MATTERS; ERISA.

           (i) EMPLOYEE BENEFIT PLANS. Each Employee Benefit Plan that provides for equity-based compensation or that has associated costs that are expected to be material to the Company or its Subsidiaries in the aggregate and that is expected to provide for contributions to be made by the Company or its Subsidiaries or their Employees after the date hereof or to permit the accrual of additional benefits by any Employee of the Company or its Subsidiaries after the date hereof is either listed on
Schedule 2.1(1) or has been filed with the SEC as a material contract (collectively, the "Plans").

           (ii) QUALIFICATION. Except to the extent that failure to meet the requirements of Section 401(a) of the Code would not result in any material liability as to which adequate reserves have not been established, each Employee Benefit Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, (A) has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could adversely affect such qualification or tax-exempt status or (B) a timely application for such a favorable determination letter was filed and the Company has no reason to believe that such a favorable determination letter will not be granted.

           (iii) COMPLIANCE LIABILITY.

              (A) No liability has been or is reasonably expected to be incurred under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans that is or would be material to the Company and its Subsidiaries, taken as a whole.

              (B) Each of the Employee Benefit Plans has been operated and administered in all respects in compliance with its terms, all applicable laws and all applicable collective bargaining agreements, except for any failure so to comply that, individually and in the aggregate, could not reasonably be expected to result in a material liability or obligation on the part of the Company and its Subsidiaries in the aggregate. There are no pending or threatened claims by or on behalf of any of the Employee Benefit Plans, by any Employee or otherwise involving any such Employee Benefit Plan or the assets of any Employee Benefit Plan (other than routine claims for benefits or actions seeking qualified domestic relations orders or qualified medical child support orders, all of which have been fully reserved for on the regularly prepared balance sheets of the Company or its Subsidiaries, as applicable) which would reasonably be expected to result in any material liability to the Company and its Subsidiaries in the aggregate.

              (C) Except to the extent that it would not give rise to a material liability or obligation on the part of the Company and it Subsidiaries in the aggregate, no Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by section 4980B of the Code or other applicable laws, (y) retirement benefits payable under any Plan qualified under section 401(a) of the Code or (z) accrued deferred compensation. The consummation of the transactions hereunder and under the Registration Rights Agreement will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee by any of the Company or its Subsidiaries.

           (iv) EMPLOYEES, LABOR MATTERS, ETC. Neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or any of its Subsidiaries. Since March 31, 2000, there has not occurred or been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or any of its Subsidiaries. Except as set forth on Schedule 2.1(1), there are no labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no petition pending or threatened with respect to any employee of the Company or its

Subsidiaries. The Company and each of its Subsidiaries has complied with all applicable laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except for any failure so to comply that, individually and in the aggregate, could not result in a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        (m) ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof and except for such matters that, individually or in the aggregate, would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (i) the Company and its Subsidiaries are in compliance with all applicable Environmental Laws (as defined below), (ii) the Company and its Subsidiaries have all Permits required under Environmental Laws for the operation of their respective businesses as presently conducted ("Environmental Permits"), (iii) neither the Company nor its Subsidiaries has received notice from any Governmental Entity asserting that either the Company or any of its Subsidiaries may be in violation of, or liable under, any Environmental Law, and (iv) there are no actions, proceedings or claims pending (or, to the Knowledge of the Company or any of its Subsidiaries, threatened) seeking to impose any liability on Environmental Permits or Hazardous Substances (as defined below).

     For purposes of this Agreement, "Environmental Law," means any federal, state, local or foreign law, statute, regulation or decree relating to (x) the protection of the environment or (y) the use, storage, treatment generation, transportation, processing, handling, release or disposal of Hazardous Substances in each case as in effect on the date hereof. "Hazardous Substance" means any waste, substance, material, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic or radioactive, or otherwise regulated, under any Environmental Law.

        (n) DELAWARE LAW. The Company has taken all action necessary to ensure that the provisions of Section 203 of the Delaware General
Corporation law (the "DGCL") will not be applicable to Purchaser or its Affiliates as a result of the transactions contemplated by this Agreement.

        (o) STATUS OF SHARES. The Shares being issued at each Closing have been duly authorized by all necessary corporate action on the part of the Company, and at each Closing such Shares will have been validly issued and, assuming payment therefor has been made, will be fully paid and nonassessable, and the issuance of such Shares will not be subject to preemptive rights of any other person. The Shares will be eligible for listing on the Nasdaq Stock Market.

        (p) INTELLECTUAL PROPERTY. The Intellectual Property that is owned by the Company or any of its Subsidiaries is owned free from any Liens (other than Permitted Liens), except where the failure to be free from liens would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. All material Intellectual Property Licenses are in full force and effect in accordance with their terms, and are free and clear of any Liens (other than Permitted Liens), except where the failure to be free from Liens or to be in full force and effect would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, the conduct of the business of the Company and its Subsidiaries does not infringe or conflict with the rights of any third party in respect of any Intellectual Property, except where such conduct would not materially affect the ability of the Company and its Subsidiaries to conduct their business as presently conducted. To the Knowledge of the Company, none of the Company Intellectual Property is being infringed by any third party except where such infringement would not have a Material Adverse Effect on Company and its Subsidiaries, taken as a whole. There is no claim or demand of any Person pertaining to, or any proceeding which is pending or, to the Knowledge of the Company, threatened, that challenges the rights of the Company or any of its Subsidiaries in respect of any Company Intellectual Property, or that claims that any default exists under any Intellectual Property License, except where such claim, demand or proceeding would not materially affect the ability of the Company and its Subsidiaries to conduct their business as presently conducted. For purposes of this Agreement, "Company Intellectual Property" means the Intellectual Property that is owned by the Company and its Subsidiaries and the Intellectual Property subject to written or oral licenses, agreements or arrangements pursuant to which its use by the Company or any of its Subsidiaries is permitted by any Person.

        (q) BROKERS OR FINDERS. No agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

     Section 2.2 Representations and Warranties of Purchaser.

     Purchaser hereby represents and warrants to the Company as follows:

        (a) ORGANIZATION. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of Delaware, with all requisite power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

        (b) AUTHORITY. Purchaser has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action required to have been taken by or on behalf of Purchaser by applicable law or otherwise to authorize the approval, execution, delivery and performance by Purchaser of this Agreement and the Registration Rights Agreement and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized, and no other proceedings on its part are or will be necessary to authorize this Agreement or the Registration Rights Agreement or for it to consummate such transactions. This Agreement is, and the Registration Rights Agreement, when executed and delivered will be, valid and binding agreements of Purchaser, enforceable against Purchaser in accordance with their respective terms, assuming that this Agreement and the Registration Rights Agreement are valid and binding agreements of the Company, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

        (c) CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the execution and delivery of this Agreement or the Registration Rights Agreement nor the performance by Purchaser of its obligations hereunder or thereunder will (i) conflict with, result in a breach of the terms, conditions or provisions of, constitute a default under, result in the creation of any Lien upon any of the properties or assets of Purchaser pursuant to, or (ii) require any consent, approval or other action by or any notice to or filing with any Government Entity pursuant to, the organizational documents or agreements of Purchaser or any agreement, instrument, order, judgment, decree, statute, law, rule or regulation by which Purchaser is bound (assuming that the Company shall have made or obtained all consents, approvals, orders, authorizations or filings referred to in Section 2.1(c)(ii)), except where the failure to obtain such consents, approvals, orders or authorizations, or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect on the Purchaser and its Subsidiaries, taken as a whole or for filings after each Closing under Section 13(d) of the Exchange Act and filings under the HSR Act.

        (d) ACQUISITION FOR INVESTMENT. (i) Purchaser is acquiring the Shares for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and Purchaser has no present intention to effect, or any present or contemplated plan, agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for, any distribution of Shares,
(ii) Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act, (iii) Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel, and (iv) Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and is able financially to bear the risks thereof.

        (e) BROKERS OR FINDERS. Except as set forth on Schedule 2.2(e), no agent, broker, investment banker or other firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Purchaser in connection with any of the transactions contemplated by this Agreement.

                               ARTICLE III

                    EQUITY PURCHASES FROM THE COMPANY

     Section 3.1 SUBSCRIPTION RIGHTS. So long as Purchaser has not sold more than 500,000 Shares (as adjusted to reflect any stock splits, stock dividends and similar recapitalizations) (other than sales to Affiliates), if the Company proposes the issuance of New Securities (other than any New Securities issued (i) to officers, employees, directors, consultants or advisors of the Company or any of its Subsidiaries pursuant to any employee stock offering, plan or arrangement, (ii) in connection with any acquisition of another corporation by the Company by merger, purchase of all or substantially all of such corporation's assets or other reorganization (iii) in connection with Pharmaceutical Alliances, (iv) in connection with Research and Development Funding Transactions, (v) in connection with equipment leasing or equipment financing arrangements, to the Person who leased or financed such equipment and (vi) to Purchaser or its Affiliates) then, prior to each such issuance of New Securities, the Company shall offer to Purchaser a Pro Rata Share of such New Securities. Any offer of New Securities made to Purchaser under this Section 3.1 shall be made by notice in writing (the "Subscription

Notice"). The Subscription Notice shall set forth (i) the number of New Securities proposed to be issued to Persons other than Purchaser and the terms of such New Securities, (ii) the consideration (or manner of determining the consideration), if any, for which such New Securities are proposed to be issued and the terms of payment, (iii) the number of New Securities offered to Purchaser in compliance with the provisions of this Section 3.1 and (iv) the proposed date of issuance of such New Securities. Not later than 20 Business Days after its receipt of a Subscription Notice, Purchaser shall notify the Company in writing whether it elects to purchase all or any portion of the New Securities offered to Purchaser pursuant to the Subscription Notice. If Purchaser shall elect to purchase any such New Securities, the New Securities which it shall have elected to purchase shall be issued and sold to Purchaser by the Company at the same time and on the same terms and conditions as the New Securities are issued and sold to any other Person. If, for any reason, the issuance of such New Securities is not consummated, Purchaser's right to its Pro Rata Share of such issuance shall lapse, subject to Purchaser's ongoing subscription right with respect to issuances of New Securities at later dates or times.

     Section 3.2 ISSUANCE AND DELIVERY OF NEW SECURITIES AND VOTING STOCK. The Company represents and covenants to Purchaser that (i) upon issuance, all the shares of New Securities sold to Purchaser pursuant to this Article III shall be duly authorized, validly issued, fully paid and nonassessable and shall be approved (if outstanding securities of the Company of the same type are at the time already approved and the New Securities are registered under the Securities Act) for listing on the Nasdaq Stock Market or for quotation or listing on the principal trading market for the securities of the Company at the time of issuance, (ii) upon delivery of such shares, they shall be free and clear of all claims and Liens of any nature and shall not be subject to any preemptive right of any stockholder of the Company and (iii) in connection with any such issuance, the Company shall take such actions as are specified in Section 2.1(o) with respect to such shares. Each share issued or delivered by the Company hereunder shall bear the legends set forth in Section 11.15.

     Section 3.3 TERMINATION OF ARTICLE III. This Article III shall terminate upon the earlier of (i) a sale of all or substantially all of the assets or business of the Company, by merger, sale of assets or otherwise, or (ii) termination of the Research Program Term.

                               ARTICLE IV

         LIMITATIONS ON PURCHASES OF ADDITIONAL EQUITY SECURITIES

     Section 4.1 PURCHASES OF EQUITY SECURITIES. (a) Prior to the third anniversary of the First Closing, except as permitted by Section 4.1(b), (c) or (d) and except as otherwise contemplated or permitted by any of the Transaction Agreements, Purchaser and its Affiliates will not (and will not assist or encourage other to) directly or indirectly in any manner:

           (i) acquire, or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, gift or otherwise, any direct or indirect beneficial ownership (within the meaning of Rule l3d-3 under the Exchange Act) or interest in any securities or direct or indirect rights, warrants or options to acquire, or securities convertible into or exchangeable for, any securities of the Company;

           (ii) make, or in any way participate in, directly or indirectly, alone or in concert with others, any "solicitation" of "proxies" to vote (as such terms are used in the proxy rules of the SEC promulgated pursuant to Section 14 of the Exchange Act); provided, however, that the prohibition in this subparagraph (ii) shall not apply to solicitations exempted from the proxy solicitation rules by Rule 14a-2 under the Exchange Act as such Rule is in effect as of the date hereof;

           (iii) form, join or in any way participate in a "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of the Company;

           (iv) acquire or agree to acquire, directly or indirectly, alone or in concert with others, by purchase, exchange or otherwise, (i) any of the assets, tangible or intangible, of the Company or (ii) direct or indirect rights, warrants or options to acquire any assets of the Company, except for such assets as are then being offered for sale by the Company;

           (v) enter into any arrangement or understanding with others to do any of the actions restricted or prohibited under clauses (i), (ii) or
(iii) of this Section 4.1(a); or

           (vi) otherwise act in concert with others, to seek to offer to the Company or any of its stockholders any business combination, restructuring, recapitalization or similar transaction to or with the Company or otherwise seek in concert with others, to control, change or influence the management, board of directors or policies of the Company or nominate any person as a director of the Company who is not nominated by the then incumbent directors, or propose any matter to be voted upon by the stockholders of the Company; provided, however, that nothing in this subparagraph (vi) shall prevent Purchaser or any Affiliate of Purchaser, either acting alone or in concert with each other, from taking any action.

        (b) Nothing herein shall prevent Purchaser from purchasing any securities of the Company pursuant to the terms of this Agreement (including through exercise of its rights under Section 3.1 hereof) and Purchaser shall not be treated as having breached any covenant in this Agreement solely as a result of such purchase.

        (c) Nothing herein shall prevent Purchaser from purchasing additional Equity Securities of the Company if (i) prior thereto Purchaser has not sold any Shares (other than to an Affiliate of Purchaser) and (ii) after such purchase Purchaser and its Affiliates would own no greater percent of the Total Voting Power of all Voting Securities of the Company then outstanding than the Purchaser owned immediately following the most recent Closing.

        (d) This Section 4.1 shall terminate and Purchaser and its Affiliates shall have the right to acquire any securities of the Company without regard to the limitation on share ownership set forth in Section
4.1 in the event that:

           (i) the Company has entered into (A) a merger agreement in which the holders of the Company's Voting Securities would cease to hold a majority of the voting securities of the surviving corporation, (B) an agreement to sell all or substantially all its assets, or (C) an agreement to be acquired, business combination, consolidation or any such similar transaction, in each case with any Person other than a wholly-owned subsidiary of the Company; provided, however, the limitation shall continue if (i) the merger agreement is with a majority-owned subsidiary of the Company and the Company is to be the surviving corporation in the merger, or (ii) the merger agreement or other agreements referred to in sections (A), (B), or (C) is subsequently terminated or the transactions contemplated thereunder are not consummated; or

           (ii) a tender or exchange offer (other than a tender or exchange offer that the Company's Board of Directors has recommended be rejected) is made by any Person or 13D Group (as hereinafter defined) (other than an Affiliate of, or any Person acting in concert with, Purchaser) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such Person or 13D Group, would result, if consummated in accordance with its terms, in the Beneficial Ownership by such Person or 13D Group of more than 30% of the Total Voting Power of all Voting Securities of the Company then outstanding, PROVIDED THAT the limitation shall be reinstated if such tender or exchange offer is withdrawn or terminated without such Person or 13D Group acquiring such 30% ownership level, and PROVIDED FURTHER, notwithstanding the termination or withdrawal of any such tender or exchange offer, any securities of the Company acquired by Purchaser or its Affiliates following the making of such tender or exchange offer and prior to such termination or withdrawal may be retained; or

           (iii) it is publicly disclosed or Purchaser otherwise learns that Voting Securities representing more than 35% of the Total Voting Power of all Voting Securities of the Company then outstanding are Beneficially
Owned by any Person or 13D Group (other than an Affiliate of, or any person acting in concert with, Purchaser); or

           (iv) a proxy contest (or similar incident) is made by any Person of 13D Group (other than an Affiliate of, or any Person acting in concert with, Purchaser) to elect individuals who at the beginning of any calendar year did not constitute the majority of the members of the Board of Directors of the Company then in office and the Purchaser, upon the advice of legal counsel and financial advisors, reasonably believes in good faith, that such proxy contest will result in the election of individuals who will constitute a majority of members of the Board of Directors of the Company, but who did not, at the beginning of the calendar year, constitute the majority of the members of the Board of Directors of the Company then in office, PROVIDED THAT the limitation shall be reinstated if such proxy contest or similar incident is terminated or withdrawn without affecting the change in the Board of Directors referred to above and PROVIDED FURTHER THAT, notwithstanding the termination or withdrawal of any such proxy contest or similar incident, any securities of the Company acquired by Purchaser or its Affiliates following initiation of such proxy contest or similar incident and prior to such termination or withdrawal may be retained.

        (e) As used herein, the term "13D Group" shall mean any group of Persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder (as now in effect and based on present legal interpretations thereof) to file a statement on Schedule 13D with the SEC as a "person" within the meaning of Section 13(d)(3) of the Exchange Act. Ownership of Voting Securities under
Section 4.1(d) above and Section 5.1(d)
below shall be determined in accordance with Rule l3d-3 of the Exchange Act as currently in effect.

        (f) Nothing herein shall prevent Purchaser or Purchaser's employees from purchasing securities of the Company pursuant to (i) a pension plan established for the benefit of Purchaser's employees, (ii) any employee benefit plan of the Purchaser or (iii) any stock portfolios not controlled by Purchaser or any of its Affiliates that invest in the Company among other companies.

        (g) Nothing herein shall prevent Purchaser from acquiring securities of another biotechnology or pharmaceutical company that beneficially owns any of the Company's securities.

                                ARTICLE V

                         TRANSFER OF COMMON STOCK

     Section 5.1 LIMITATIONS ON TRANSFER.

        (a) Prior to the second anniversary of the First Closing, Purchaser will not, directly or indirectly, sell, transfer, or otherwise dispose of any Shares (except to any Affiliate of Purchaser). It is the intent of the parties that this prohibition be construed broadly to limit all forms of disposition of Shares including, without limitation, the pledge or other encumbrance of the Shares and the issuance by the Purchaser (or any Affiliate of the Purchaser) or any securities, options, warrants or debt instruments convertible or exchangeable for Shares.

        (b) After the second anniversary of the First Closing and prior to the expiration of the Research Program Term, Purchaser will not, directly or indirectly, sell, transfer or otherwise dispose of, in any one week, more than 250,000 Shares and in any one calendar quarter, more than 1,000,000 Shares (both limits as adjusted to reflect any stock splits, stock dividends and similar recapitalizations) (except to an Affiliate of Purchaser), PROVIDED, HOWEVER, that the limitations on share transfer set forth in this Section 5.1(b) shall not apply to sales made pursuant to a firm commitment underwritten public offering pursuant to a registration statement (other than the so-called "shelf" registration statement) under the Securities Act, such underwriter to be subject to the Company's approval, such approval not to be unreasonably withheld.

        (c) The limitation on share transfer set forth in this Section
5.1 shall terminate and Purchaser and its Affiliates shall have the right, directly or indirectly, to sell, transfer or otherwise dispose of any Shares without regard to any limitation on share transfer set forth in Section 5.1 in the event that:

           (i) the Company has entered into (A) a merger agreement in which the holders of the Voting Securities would cease to hold a majority of the voting securities of the surviving corporation, (B) an agreement to sell all or substantially all its assets, or (C) an agreement to be acquired, business combination, consolidation or any such similar transaction, in each case with any Person other than a wholly-owned subsidiary of the Company; PROVIDED, HOWEVER, the limitation shall (1) continue if (x) the merger agreement is with a majority-owned subsidiary of the Company and the Company is to be the surviving corporation in the merger or (y) the majority of the directors of the Company, who have held that position for at least nine (9) months prior to the entering into of the merger agreement continue as the directors of the surviving company after the merger or (2) be reinstated if such merger agreement or other agreements referred to in sections (A), (B) or
(C) is subsequently terminated or the transactions contemplated thereunder are not consummated;

           (ii) a tender or exchange offer (other than a tender or exchange offer that the Company's Board of Directors has recommended be rejected) is made by any Person or 13D Group (other than an Affiliate of, or any Person acting in concert with, Purchaser) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such Person or 13D Group, would result, if consummated in accordance with its terms, in the Beneficial Ownership by such Person or 13D Group of more than 50% of the Total Voting Power of all Voting Securities of the Company then outstanding, PROVIDED THAT the limitation shall be reinstated if such tender or exchange offer is withdrawn or terminated without such Person or 13D Group acquiring such 50% ownership level; or

           (iii) a tender or exchange offer, which the Company's Board of Directors has not approved or recommended, is made by any Person or 13D Group (other than an Affiliate of, or any Person acting in concert with, Purchaser) to acquire Voting Securities which, if added to the Voting Securities (if any) already owned by such Person or 13D Group, would result, if consummated in accordance with its terms, in the Beneficial Ownership by such Person or 13D Group of more than 50% of the Total Voting Power of all Voting Securities of the Company then outstanding and the Purchaser, upon the advice of legal counsel and financial advisors, reasonably believes in good faith, taking into account the conditions of the offer, that such tender or exchange offer will result in Voting Securities being purchased, PROVIDED THAT the limitation shall be reinstated if such tender or exchange offer is withdrawn or terminated without such Person or 13D Group acquiring such 50% ownership level.

                               ARTICLE VI

                   COVENANTS AND ADDITIONAL AGREEMENTS

     Section 6.1 ORDINARY COURSE. During the period from the date of this Agreement and continuing until the First Closing, the Company agrees as to itself and its Subsidiaries that, except as set forth in Schedule 6.1, or to the extent that Purchaser otherwise consents in writing, the Company and its Subsidiaries shall conduct their respective businesses in the ordinary course in substantially the same manner as presently conducted.

     Section 6.2 ACCESS AND INFORMATION.

           (a) So long as this Agreement remains in effect, prior to the First Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives of or to any of the Subsidiaries, to) give Purchaser and its Representatives, reasonable access during reasonable business hours to all of their respective properties, assets, books, contracts, reports and records relating to the Company and its Subsidiaries, and furnish to them all such documents, records and information with respect to the properties, assets and business of the Company and its Subsidiaries, as Purchaser shall from time to time reasonably request. The Company will keep Purchaser generally informed as to the business of the Company and its Subsidiaries.

           (b) So long as this Agreement remains in effect, during the period after the First Closing and prior to the Third Closing, the Company will (and will cause each of its Subsidiaries and each of their respective accountants, counsel, consultants, officers, directors, employees, agents and representatives of or to any of the Subsidiaries,
to) give Purchaser and its Representatives, reasonable access during reasonable business hours to those of their respective properties, assets, books, contracts, reports and records relating to the Company and its Subsidiaries that are reasonably related to the purchase by the Purchaser of the Company's Common Stock (the "Related Documents"), and furnish to them such Related Documents as Purchaser shall from time to time reasonably request. The Company will keep Purchaser generally informed as to the business of the Company and its Subsidiaries.

     Section 6.3 FURTHER ACTIONS.

        (a) Each of the Company and Purchaser shall use reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all other things, necessary, proper or advisable in order to fulfill and perform its obligations in respect of this Agreement and the Registration Rights Agreement, or otherwise to consummate and make effective the transactions contemplated hereby and thereby.

        (b) Each of the Company and Purchaser shall, as promptly as practicable, (i) make, or cause to be made, all filings and submissions (including but not limited to under the HSR Act and foreign antitrust filings) required under any law applicable to it or any of its Subsidiaries, and give such reasonable undertakings as may be required in connection therewith, and (ii) use all reasonable efforts to obtain or make, or cause to be obtained or made, all Permits necessary to be obtained or made by it or any of its Subsidiaries, in each case in connection with this Agreement and the Registration Rights Agreement the sale and transfer of the Shares pursuant hereto and the consummation of the other transactions contemplated hereby or thereby.

        (c) Each of the Company and Purchaser shall coordinate and cooperate with the other party in exchanging such information and supplying such reasonable assistance as may be reasonably requested by such other party in connection with the filings and other actions contemplated by this Agreement and the Registration Rights Agreement.

        (d) At all times prior to the Third Closing Date, the Company and Purchaser shall promptly notify each other in writing of any fact, condition, event or occurrence that could reasonably be expected to result in the failure of any of the conditions contained in Article VII to be satisfied, promptly upon becoming aware of the same.

     Section 6.4 FURTHER ASSURANCES. Following the First Closing Date, the Company shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably be requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and the Registration Rights Agreement and render effective the consummation of the transactions contemplated hereby and thereby, or otherwise to carry out the intent and purposes of this Agreement.

        Section 6.5 RIGHTS TO INFORMATION ABOUT BOARD AND THE COMPANY. Once during each calendar quarter, at the request of Purchaser, a Representative (which Representative shall be designated by Purchaser) will be entitled to receive a confidential briefing from officers of the Company concerning the Company's business and strategy, including a report on the status of the Research Program and the Company's other collaborative programs (to the extent not precluded by the terms and conditions under any such collaboration program) and the Company's consolidated corporate strategy overview, provided, however, that the Purchaser shall have the right to request a briefing pursuant to the terms of this Section 6.5 only at such times as the Purchaser holds at least 1,000,000 shares of Common Stock of the Company (as such number of shares may be adjusted to reflect any stock splits, stock dividends and similar recapitalizations).

                               ARTICLE VII

                           CONDITIONS PRECEDENT

     Section 7.1 EACH PARTY'S OBLIGATIONS. The obligations of the
Company and Purchaser to consummate the transactions contemplated to occur at each Closing shall be subject to the satisfaction prior to each Closing of each of the following conditions, each of which may be waived only if it is legally permissible to do so:

        (a) HSR AND OTHER APPROVALS. Any applicable waiting period under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated, and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Entity (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

        (b) NO LITIGATION, INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement shall be in effect.

        (c) COLLABORATION AGREEMENT. The Collaboration Agreement shall have become effective in accordance with the terms and conditions thereof and neither party has delivered a Breach Notice as defined in the Collaboration Agreement thereunder, PROVIDED, HOWEVER, that the Company and the Purchaser shall be obligated to consummate the transactions contemplated to occur at each Closing promptly following the cure or waiver of the material breach specified in the Breach Notice pursuant to the terms of the Collaboration Agreement.

        (d) NASDAQ LISTING. The Shares shall have been approved for listing on the Nasdaq Stock Market, subject only to official notice of issuance.

     Section 7.2 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the transactions contemplated to occur at each Closing shall be subject to the satisfaction or waiver thereof prior to each Closing of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of each Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and the Company shall have received a certificate signed by an authorized officer of Purchaser to such effect.

        (b) REGISTRATION RIGHTS AGREEMENT. Purchaser shall have executed and delivered the Registration Rights Agreement.

     Section 7.3 CONDITIONS TO THE OBLIGATIONS OF PURCHASER. The obligations of Purchaser to consummate the transactions contemplated to occur at each Closing shall be subject to the satisfaction or waiver thereof prior to each Closing of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company set forth in this Agreement that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, as of the date of this Agreement and as of the time of each Closing as though made at and as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties that are qualified as to materiality shall be true and correct, and those that are not so qualified shall be true and correct in all material respects, on and as of such earlier date) and except to the extent such representations and warranties are updated by information disclosed in Company SEC Documents filed after the date of this Agreement and/or updated Schedules to Section 2.1 of this Agreement provided to the Purchaser by the Company prior to the date of each Closing, PROVIDED, HOWEVER, that the representations and warranties of the Company set forth in Sections 2.1(a), (b), (c), (n), (o) and (q) shall be true and correct as of the date of each Closing without giving effect to Company SEC Documents filed after the date of this Agreement and/or updated Schedules to Section 2.1. Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

        (b) OPINION OF THE COMPANY'S COUNSEL. Purchaser shall have received the opinion dated as of each Closing of Hale and Dorr LLP, counsel to the Company, in form and substance reasonably satisfactory to Purchaser.

        (c) REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered the Registration Rights Agreement.

        (d) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. The Company shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by the Company under this Agreement and the Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

        (e) CORPORATE PROCEEDINGS. All corporate proceedings of the Company in connection with the transactions contemplated by this Agreement and the Registration Rights Agreement, and all documents and instruments incident thereto, shall be satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments, or copies thereof, certified or requested, as may be reasonably requested.

                              ARTICLE VIII

                               TERMINATION

     Section 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Third Closing:

        (a) by mutual written consent of Purchaser and the Company;

        (b) by Purchaser or the Company;

           (i) if the First Closing shall not have occurred prior to December 31, 2000, PROVIDED, that the right to terminate this Agreement pursuant to this clause (i) shall not be available to any party whose failure to fulfill any obligation under this Agreement results in the failure of the First Closing to occur;

           (ii) if there shall be any statute, law, regulation or rule that makes consummating the transactions contemplated hereby illegal or if any court or other Governmental Entity of competent jurisdiction shall have issued judgment, order, decree or ruling, or shall have taken such other action restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such judgment, order, decree or ruling shall have become final and non-appealable;

           (iii) if the Collaboration Agreement shall have terminated; or

           (iv) in the event that either (a) the United States Federal Trade Commission ("FTC") and/or the United States Department of Justice shall seek a preliminary injunction under the HSR Act against the Company and the Purchaser to enjoin the transactions contemplated by this Agreement, the Collaboration Agreement, the Technology Transfer Agreement between the Company and the Purchaser dated as of the date hereof (the
"Technology Transfer Agreement") and/or the Technology Development
Agreement between the Company and the Purchaser dated as of the date hereof (the "Technology Development Agreement"), or (b) the HSR Clearance Date shall not have occurred on or prior to December 31, 2000 (as used above, "HSR Clearance Date" shall mean the earlier of (i) the date on which the FTC shall notify the Company and the Purchaser of early termination of the applicable waiting period under the HSR Act or (ii) the day after the date on which the applicable waiting period under the HSR Act expires); or

        (c) by Purchaser

           (i) if the Company shall have failed to perform in any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached in any material respect any representation or warranty not so qualified, and the Company has failed to perform such obligation or cure such breach, within 30 days of its receipt of written notice thereof from Purchaser, and such failure to perform shall not have been waived in accordance with the terms of this Agreement;

           (ii) if any of the conditions set forth in Section 7.1 or 7.3 shall become impossible to fulfill (other than as a result of any breach by Purchaser of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement; or

           (iii) if the Common Stock shall no longer be listed for trading on the Nasdaq National Market or other national securities exchange or automated quotation system;

        (d) by the Company:

           (i) if Purchaser shall have failed to perform in any material respect any of its obligations hereunder or shall have breached in any respect any representation or warranty contained herein qualified by materiality or shall have breached any material respect any representation or warranty not so qualified, and Purchaser has failed to perform such obligation or cure such breach, within 30 days of its receipt of written notice thereof from the Company, and such failure to perform shall not have been waived in accordance with the terms of this Agreement; or

        (ii) if any of the conditions set forth in Section 7.1 or 7.2 shall become impossible to fulfill (other than as a result of any breach by the company of the terms of this Agreement) and shall not have been waived in accordance with the terms of this Agreement;

     Section 8.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Purchaser as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Purchaser or the Company, other than the provisions of this Section 8.2, Section 11.9 and
Article IX and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                               ARTICLE IX

                             INDEMNIFICATION

     Section 9.1 INDEMNIFICATION OF PURCHASER. The Company covenants and agrees to defend, indemnify and hold harmless each of Purchaser, its Affiliates (other than the Company and any of its Subsidiaries), and their respective officers, directors, partners, employees, agents, advisers and representatives (collectively, the "Purchaser Indemnities") from and against, and pay or reimburse the Purchaser Indemnitees for, any and all claims, demands, liabilities, obligations, losses, costs, expenses, fines or damages (whether absolute, accrued, conditional or otherwise and whether or not resulting from third party claims), including interest and penalties with respect thereto and all expenses incurred in the investigation or defense of any of the same or in asserting, preserving or enforcing any of their respective rights hereunder (collectively, "Losses"), resulting from or based on (or allegedly resulting from or based on) any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder. The Losses described in this Section 9.1 are herein referred to as "Purchaser Indemnifiable Losses". The Company shall reimburse the Purchaser Indemnitees for any legal or other expenses incurred by such Purchaser Indemnitees in connection with investigating or defending any such Purchaser Indemnifiable Losses as such expenses are incurred.

     Section 9.2 INDEMNIFICATION PROCEDURES. Promptly after receipt by a Purchaser Indemnitee of notice of the commencement of any action or the written assertion of any claim, such Purchaser Indemnitee shall, if a claim in respect thereof is to be made against the Company, as the case may be (the "Indemnifying Person"), notify the Indemnifying Person in writing of the commencement or the written assertion thereof. Failure by a Purchaser Indemnitee to so notify the Indemnifying Person shall relieve the Indemnifying Person from the obligation to indemnify such Purchaser Indemnitee only to the extent that the Indemnifying Person suffers actual and material prejudice as a result of such failure but in no event shall such failure to notify the Indemnifying Person (i) constitute prejudice suffered by the Indemnifying Person if it has otherwise received notice of the actions giving rise to such obligation to indemnify or (ii) relieve it from any liability or obligation that it may otherwise have to such Purchaser Indemnitee. In case any such action or claim shall be brought or asserted against any Purchaser Indemnitee and it shall notify the Indemnifying Person of the commencement or assertion thereof, the Indemnifying Person shall be entitled to participate therein but the defense of such action or claim shall be conducted by counsel to the Purchaser Indemnitee, that the Indemnifying Person shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Purchaser Indemnitees, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against such action or proceeding and provided in that a Purchaser Indemnitee shall not enter into any settlement of any such claim without the prior consent of the Company, such consent not to be unreasonably withheld or delayed. In no event shall the Company be liable under this Article IX, and the Company's obligation to defend, indemnify and hold harmless the Purchaser Indemnitee shall not apply to: (a) any special, incidental or consequential damages resulting from or based upon any breach by the Company of any representation, warranty, covenant or obligation of the Company hereunder, (b) any Purchaser Indemnifiable Losses until the aggregate amount of such Losses exceeds $5,000,000, and (c) any

Purchaser Indemnifiable Losses in excess of $50,000,000. The remedies set forth in this Article 9 are cumulative and shall not be construed to restrict or otherwise affect any other remedies that may be available to a Purchaser Indemnitee or a Party under any other agreement, pursuant to statutory or common law or equity. Notwithstanding anything to the contrary in this Agreement, any claim for indemnification under this Article IX must be brought prior to the second anniversary of the First Closing Date, except for claims relating to the representations and warranties in Sections 2.1(d), 2.1(k) and 2.1(m) which can be brought any time prior to the expiration of the applicable statute of limitations.

     Section 9.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall expire for all purposes on the second anniversary of the First Closing Date, except for the representations and warranties contained in Sections 2.1(d), 2.1(k) and 2.1(m) which shall expire for all purposes upon expiration of the applicable statute of limitations.

                                ARTICLE X

                       INTERPRETATION; DEFINITIONS

     Section 10.1 INTERPRETATION. As used in this Agreement, unless the context otherwise requires:

        (a) any reference to the Company and its Subsidiaries means the Company and each of its Subsidiaries;

        (b) words of any gender include all genders;

        (c) words using the singular or plural number also include the plural or singular number, respectively; and

        (d) the terms "hereof", "herein", and "hereby" and derivative or similar words refer to this entire Agreement.

     Section 10.2 DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     "13D GROUP" is defined in Section 4.1(e).

     "AFFILIATE" shall have the meaning set forth in the Collaboration
Agreement.

     "AGREEMENT" is defined in the recitals to this agreement.

     "BENEFICIALLY OWNED," "BENEFICIAL OWNERSHIP" or any like expression with respect to any securities means having "beneficial ownership" of such securities (as determined pursuant to Rule l3d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

     "BUSINESS DAY" means any day on which banking institutions are open in Boston, Massachusetts and Frankfurt, Germany.

     "CLOSING" is defined in Section 1.2(c).

     "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, as amended.

     "COLLABORATION AGREEMENT" is defined in the recitals to this Agreement.

     "COMMON STOCK" is defined in the recitals to this Agreement.

     "COMPANY" is defined in the recitals to this Agreement.

     "COMPANY INTELLECTUAL PROPERTY" is defined in Section 2.1(p).

     "COMPANY STOCK PLANS" is defined in Section 2.1(d).

     "COMPANY SEC DOCUMENTS" is defined in Section 2.1(f).

     "CONTRACT" is defined in Section 2.1(c).

     "EMPLOYEE" means any employee or former employee of the Company or any of its Subsidiaries or any beneficiary or dependent of any such employee or former employee.

     "EMPLOYEE BENEFIT PLANS" means all defined contribution, defined benefit, welfare benefit, bonus, incentive compensation, stock option, stock purchase, stock appreciation right, stock bonus, incentive, deferred compensation, insurance, medical, dental, vision, life, death benefit, fringe benefit or other employee benefit plans, programs, policies or arrangements, including without limitation, any employment, consulting, offer, secondment, severance or other termination agreement, whether or not an employee benefit plan within the meaning of section 3(3) of ERISA, maintained by the Company or any of its Subsidiaries.

     "ENVIRONMENTAL LAWS" is defined in Section 2.1(m).

     "ENVIRONMENTAL PERMIT" is defined in Section 2.1(m).

     "EQUITY SECURITY" means (i) any Common Stock or other Voting Securities, (ii) any securities of the Company convertible into or exchangeable for Common Stock or other Voting Securities or (iii) any options, rights or warrants (or any similar securities) issued by the Company to acquire Common Stock or other Voting Securities.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

     "FIRST CLOSING" is defined in Section 1.1(a).

     "FIRST CLOSING DATE" is defined in Section 1.2(a).

     "FIRST CLOSING PURCHASE PRICE" is defined in Section 1.1(a).

     "FIRST CLOSING SHARES" is defined in Section 1.1(a).

     "FTC" is defined in Section 8.1(b).

     "GAAP" means United States generally accepted accounting principles.

     "GOVERNMENTAL ENTITY" is defined in Section 2.1(c).

     "HAZARDOUS SUBSTANCES" is defined in Section 2.1(m).

     "HSR ACT" is defined in Section 2.1(c).

     "HSR CLEARANCE DATE" is defined in Section 8.3(c).

     "INDEMNIFYING PERSON" is defined in Section 9.2.

     "INTELLECTUAL PROPERTY" means trademarks, trade names, trade dress, service marks, copyrights, domain names, and similar rights (including registrations and applications to register or renew the registration of any of the foregoing), patents and patent applications, trade secrets, ideas, inventions, improvements, practices, processes, formulas, designs, know-how, confidential business and technical information, computer software, firmware, data and documentation, licenses of or agreements relating to any of the foregoing, rights of privacy and publicity, moral rights, and any other similar intellectual property rights and tangible embodiments of any of the foregoing (in any medium including electronic media.)

     "INTELLECTUAL PROPERTY LICENSE" means any license, permit, authorization, approval, Contract or consent granted, issued by or with any Person relating to the use of Intellectual Property.

     "IRS" means the Internal Revenue Service.

     "KNOWLEDGE OF THE COMPANY", "KNOWLEDGE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES" or any like expression means to the actual knowledge of the persons listed on Schedule 10.2.

     "LIEN" is defined in Section 2.1(c).

     "LOSSES" is defined in Section 9.1.

     "MATERIAL ADVERSE EFFECT" on or with respect to an entity (or group of entities taken as a whole) means any state of facts, event, change or effect that has had, or would reasonably be expected to have, a material adverse effect on (a) the business, properties, results of operations or financial condition of such entity (or, if with respect thereto, of such group of entities taken as a whole), or (b) the ability of such entity (or group of entities) to consummate the transactions contemplated under this Agreement or the Registration Rights Agreement.

     "MATERIAL CONTRACT" is defined in Section 2.1(j).

     "NEW SECURITY" means any Equity Security issued by the Company after the First Closing; provided that "New Security" shall not include (i) any securities issuable upon conversion of any convertible Equity Security outstanding as of the Effective Date or as to which convertible Equity Security Purchaser previously received an offer to purchase its Pro Rata Share pursuant to Section 3.1 hereof, (ii) any securities issuable upon exercise of any option, warrant or other similar Equity Security outstanding as of the Effective Date or as to which option, warrant or similar Equity Security Purchaser previously received an offer to purchase its Pro Rata Share pursuant to Section 3.1 hereof, or (iii) any securities issuable in connection with any stock split, stock dividend or recapitalization of the Company where such securities are issued to all stockholders of the Company on a pro rata basis.

     "PERMIT" is defined in Section 2.1(c).

     "PERMITTED LIENS" means those Liens (A) securing debt that is reflected on the balance sheets or the notes thereto contained in the Company SEC Documents filed with the SEC and publicly available prior to the date hereof, (B) referred to in Schedule 2.1(j), (c) for Taxes not yet due or payable or being contested in good faith and for which adequate reserves have been established in accordance with GAAP, (D) that constitute mechanics', carriers', workmens' or like liens, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course, (E) Liens incurred or deposits made in the ordinary course of business consistent with past practice in connection with workers' compensation, unemployment insurance and social security, retirement and other legislation and (F) easements, covenants, declarations, rights or way, encumbrances, or similar restrictions in connection with real property owned by the Company of any of its Subsidiaries that do not materially impair the use of such real property by the Company and any of its Subsidiaries, and in the case of Liens described in clauses (B), (C), (D), (E) or (F) that individually or in the aggregate, would not have a material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

     "PERSON" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization, government or department or agency of a government or other entity.

     "PHARMACEUTICAL ALLIANCES" means a research, development, commercialization and/or similar agreement or arrangement between the Company and a pharmaceutical, biopharmaceutical, biotechnology or similar entity in which Equity Securities are sold to such entity or an Affiliate of such entity.

     "PLANS" is defined in Section 2.1(1).

     "PRO RATA SHARE" means the fraction of an entire issuance of New Securities, the numerator of which shall be the number of shares of Common Stock and other Voting Securities owned by Purchaser and its Affiliates (other than the Company and its Subsidiaries) on a fully-diluted basis immediately prior to such issuance of such New Securities and the denominator of which shall be the aggregate number of shares of Common Stock and other Voting Securities outstanding on a fully-diluted basis (giving effect to the conversion of all then-outstanding options, warrants and other convertible securities) immediately prior to such issuance of such New Securities.

     "PURCHASER" is defined in the recitals to this Agreement.

     "PURCHASER INDEMNIFIABLE LOSSES" is defined in Section 9.1.

     "PURCHASER INDEMNITEES" is defined in Section 9.1.

     "REGISTRATION RIGHTS AGREEMENT" is defined in the recitals to this Agreement.

     "REPRESENTATIVE" means an agent or employee of Purchaser, or of an independent public accounting firm, law firm, or other consulting company or advisor of Purchaser.

     "RESEARCH AND DEVELOPMENT FUNDING TRANSACTION" means a transaction to raise funding for the research and development of one or more specific products, products in one or more disease areas and/or one or more specific technologies, in each case structured as an "off balance sheet" financing. Examples of Research and Development Funding Transactions are R&D partnerships, SWORDs and SPARCs.

     "RESEARCH PROGRAM" shall have the meaning set forth in the Collaboration Agreement.

     "RESEARCH PROGRAM TERM" shall have the meaning set forth in the Collaboration Agreement.

     "SEC" means the Securities and Exchange Commission.

     "SECOND CLOSING" is defined in Section 1.1(b).

     "SECOND CLOSING DATE" is defined in Section 1.2(b).

     "SECOND CLOSING PURCHASE PRICE" is defined in Section 1.1(b).

     "SECOND CLOSING SHARES" is defined in Section 1.1(b).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC promulgated thereunder, all as the same shall be in effect from time to time.

         "SHARES" is defined in Section 1.1(c).

         "SUBSIDIARY" means, as to any Person, any corporation at least a majority of the shares of stock of which having general voting power under ordinary circumstances to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) is, at the time as of which the determination is being made, owned by such Person, or one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries.

     "SUBSCRIPTION NOTICE" is defined in Section 3.1.

     "TAXES" is defined in Section 2.1(k).

     "TAX RETURNS" is defined in Section 2.1(k).

     "TECHNOLOGY DEVELOPMENT AGREEMENT" is defined in Section 8.1(b).

     "TECHNOLOGY TRANSFER AGREEMENT" is defined in Section 8.1(b).

     "THIRD CLOSING" is defined in Section 1.1(c).

     "THIRD CLOSING DATE" is defined in Section 1.2(c).

     "THIRD CLOSING PURCHASE PRICE" is defined in Section 1.1(c).

     "THIRD CLOSING SHARES" is defined in Section 1.1(c).

     "TOTAL VOTING POWER" means at any time the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

     "VOTING SECURITIES" means at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

                               ARTICLE XI

                              MISCELLANEOUS

     Section 11.1 GOVERNING LAW. This Agreement shall be construed and the respective rights of the parties determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the intellectual property laws relevant to the intellectual property in question.

     Section 11.2 ASSIGNMENT. Neither the Company nor the Purchaser may assign this Agreement in whole or in part without the consent of the other, except if such assignment occurs in connection with the sale or transfer (by merger or otherwise) of all or substantially all of the business and assets of the Company or the Purchaser to which the subject matter of this Agreement pertains, provided that the acquirer confirms to the other party in writing its agreement to be bound by all of the terms and conditions of this Agreement. Notwithstanding the foregoing, either party may assign this Agreement to an Affiliate, provided that such party shall guarantee the performance of such Affiliate, and provided further that either party may assign its rights (but not its obligations) pursuant to this Agreement in whole or in part to an Affiliate of such party that is controlled by such party.

     Section 11.3 AMENDMENTS. This Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral. The parties also acknowledge

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

the simultaneous execution and delivery of the Transaction
Agreements, none of which shall be superseded by this Agreement. Any amendment or modification to this Agreement shall be made in writing signed by both parties.

     Section 11.4 NOTICES.

        Notices to the Company shall be addressed to:

                Millennium Pharmaceuticals, Inc.
                75 Sidney Street
                Cambridge, Massachusetts 02139-4815
                Attn: General Counsel
                Telephone: (617) 679-7000
                Facsimile: (617) 621-0264

                and to:

                Hale and Dorr LLP
                60 State Street
                Boston, Massachusetts 01209
                Attn: Steven Singer
                Telephone: (617) 526-6000
                Facsimile: (617) 526-5000

        Notices to the Purchaser shall be addressed to:

                Aventis Pharmaceuticals Inc.
                Route 202-206
                P.O. Box 6800
                Bridgewater, NJ 08867

                Attn: Vice President, Legal Corporate Development
                Telephone: (908) 231-3537

                Facsimile: (908) 231-4480

                With copies to:

                Morgan, Lewis & Bockius LLP
                502 Carnegie Center
                Princeton, NJ 08540
                Attn: Randall B. Sunberg

                      Telephone: (609) 919-6600
                      Facsimile: (609) 919-6639

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by


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facsimile transmission, in each case properly addressed in
accordance with the paragraph above. The effective date of notice shall be the actual date of receipt by the Party receiving the same.

     Section 11.5 PUBLIC ANNOUNCEMENTS. The provisions of Section 14.9 of the Collaboration Agreement shall govern any and all public statements with respect to the transactions contemplated by this Agreement.

     Section 11.6 NO STRICT CONSTRUCTION. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

     Section 11.7 HEADINGS. The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     Section 11.8 NO IMPLIED WAIVERS; RIGHTS CUMULATIVE. No failure on the part of the Company or the Purchaser to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

     Section 11.9 SEVERABILITY. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

     Section 11.10 EXECUTION IN COUNTERPARTS. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     Section 11.11 NO THIRD PARTY BENEFICIARIES. No person or entity other than the Purchaser, the Company and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

     Section 11.12 SPECIFIC ENFORCEMENT. Purchaser, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or


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

were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

     Section 11.13 COOPERATION. Purchaser and the Company agree to take, or cause to be taken, all such further or other actions as shall reasonably be necessary to make effective and consummate the transactions contemplated by this Agreement, including, without limitation, making all required filings under the HSR Act, if any.

     Section 11.14 EXPENSES AND REMEDIES. Whether or not the Closing takes place, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such expense.

     Section 11.15 TRANSFER OF SHARES. Purchaser understands and agrees that the Shares have not been registered under the Securities Act or the securities laws of any state and that they may be sold or otherwise disposed of only in one or more transactions registered under the Securities Act and, where applicable, such laws or as to which an exemption from the registration requirements of the Securities Act and, where applicable, such laws is available. Purchaser acknowledges that except as provided in the Registration Rights Agreement, Purchaser has no right to require the Company to register the Shares and understands and agrees that each certificate representing the Shares (other than, with respect to the first legend, Shares that are no longer subject to the provisions of Article V and other than, with respect to the second legend, Shares which have been transferred in a transaction registered under the Securities Act or exempt from the registration requirements of the Securities Act pursuant to Rule 144 thereunder or any similar rule or regulation) shall bear the following legends:

               "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT ON FILE AT THE OFFICE OF THE CORPORATION."

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and Purchaser agrees to transfer the Shares only in accordance with the provisions of such legends.

     [The remainder of this page has intentionally been left blank.]


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

     IN WITNESS WHEREOF, PURCHASER and the COMPANY have caused this Agreement to be executed as of the day and year first above written.

                                     AVENTIS PHARMACEUTICALS INC.

                                     By: /s/ FRANK DOUGLAS, M.D.

                                     Title:  Executive Vice President

                                     MILLENNIUM PHARMACEUTICALS, INC.

                                     By: /s/ STEVEN H. HOLTZMAN

                                     Title: Chief Business Officer


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